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              THIS AGREEMENT MADE AS OF THE 15TH DAY OF MAY, 1996.


BY AND AMONG:                 2927977 CANADA INC.


AND:                          GROSS-TEITELBAUM HOLDINGS INC.

                              (2927977 Canada Inc. and Gross-Teitelbaum Holdings Inc. are hereinafter sometimes collectively referred to as the "GT GROUP")


AND:                          SUZY SHIER INC.


AND:                          LOS ANGELES EXPRESS FASHIONS INC.

                              (Suzy Shier Inc. and Los Angeles Express Fashions Inc. are hereinafter sometimes collectively referred to as the "SS GROUP")



AND:                          MARYSE BERTRAND
                              in her capacity as trustee

                              (hereinafter referred to as the "VOTING TRUSTEE")


AND:                          SUZY SHIER LIMITED
                              (hereinafter referred to as "SS LIMITED")



     WHEREAS the parties to this agreement have entered into the Voting Trust Agreement pursuant to which, among other things, the GT Group and the SS Group deposited with the Voting Trustee the Deposited Shares;

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     WHEREAS each of the GT Group and the SS Group wish to convert the
Designated Shares into Converted Shares and to sell the Converted Shares pursuant to the Public Offering;

     WHEREAS as a consequence of the conversion of the Designated Shares into the Converted Shares and the sale of the Converted Shares pursuant to the Public Offering, SS Limited will cease to be entitled to consolidate its financial statements with those of the Company under Canadian generally accepted accounting principles;

     WHEREAS the parties to the Voting Trust Agreement have agreed to terminate the Voting Trust Agreement to enable the Converted Shares to be sold pursuant to the Public Offering, the whole upon the terms and conditions set forth in this agreement.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

1.01 PREAMBLE

     The preamble hereto shall constitute an integral part of this agreement as if herein recited and incorporated at length.


1.02 DEFINITIONS

     In this agreement, the following terms shall have the following respective meanings, namely:

(a)  "CLOSING" means the closing of the Public Offering;

(b)  "COMPANY" means The Wet Seal, Inc., a Delaware corporation;

(c) "CONVERTED SHARES" means the shares of Class A Common Stock of the Company issued upon the conversion of the Designated Shares;

(d) "DEPOSITED SHARES" means, as to each of the GT Group and the SS Group, the aggregate number of shares of Class B Common Stock of the Company deposited by each of them respectively, with the Voting Trustee pursuant to the Voting Trust Agreement as set forth in SCHEDULE "A" to this agreement;

(e) "DESIGNATED SHARES" means, as to the GT Group, 1,167,500 Deposited Shares, and as to the SS Group, 1,167,500 Deposited Shares or, in each case, such greater number of

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                                      - 3 -


     Deposited Shares as may be determined respectively by the GT Group or the SS Group, as the case may be, and notified to the Voting Trustee;

(f) "PUBLIC OFFERING" means the public offering of up to 3,565,000 shares of Class A Common Stock of the Company (including the Converted Shares) contemplated by that certain registration statement on Form S-3 of the Company dated April 30, 1996 filed by the Company with the Securities and Exchange Commission of the United States; and

(g) "VOTING TRUST AGREEMENT" means that certain Voting Trust Agreement made as of the 9th day of August, 1995 among the parties hereto.


1.03 TERMINATION OF VOTING TRUST AGREEMENT

     The parties agree that the Voting Trust Agreement shall terminate with effect immediately prior to, and conditional upon the occurrence of, the Closing, provided that each of the following conditions is satisfied:

     i)        the Closing shall have occurred on or prior to December 31, 1996;
               and

     ii) at least 2,335,000 Designated Shares shall have been converted into the Converted Shares prior to the Closing and such Converted Shares shall have been sold at and by virtue of the Closing.

     If both of the above conditions are satisfied, the Voting Trust Agreement shall have terminated effective immediately prior to the Closing and the Deposited Shares shall have been delivered by the Voting Trustee to the respective beneficial owners thereof pursuant to section 1.04 hereof free of the voting trust, rights of first refusal and other restrictions of the Voting Trust Agreement.

     Upon the termination of the Voting Trust Agreement and the delivery of the Deposited Shares in accordance with the provisions hereof, each of the parties thereto shall be released and discharged from all obligations, claims and liabilities thereunder, subject to the provisions of the next paragraph.

     In the event that either of the above conditions is not satisfied, this agreement shall terminate and be null and void ab initio and the Voting Trust Agreement shall remain in full force and effect unamended in accordance with its terms and, in such event, the GT Group and the SS Group shall forthwith return to the Voting Trustee the share certificates representing the


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Deposited Shares theretofore delivered by the Voting Trustee pursuant to section
1.04 hereof and the Voting Trustee shall issue and deliver voting trust certificates in respect thereof.


1.04 PROCEDURE

     The GT Group and SS Group shall forthwith surrender the voting trust certificates representing the Deposited Shares to the Voting Trustee, and the Voting Trustee shall cause to be delivered to the GT Group and the SS Group, respectively, prior to the Closing, one or more certificates representing the Deposited Shares endorsed in blank for transfer by the Voting Trustee.


1.05 REPRESENTATIONS AND WARRANTIES

     Each party hereby represents and warrants to the other parties to this agreement that this agreement has been duly authorized, executed and delivered by such party and is a valid and binding agreement enforceable against such party in accordance with its terms and, in the case of SS Limited, that this agreement has been duly approved by the independent committee of directors established pursuant to the Voting Trust Agreement.


1.06 NOTICES

     All notices required or permitted to be given by this agreement shall be given in accordance with section 7.01 of the Voting Trust Agreement.


1.07 GOVERNING LAW

     This agreement shall be governed and construed in accordance with the laws of the State of Delaware.


1.08 UNDERTAKING

     In connection with this agreement as well as all transactions contemplated by this agreement, the parties agree to execute and deliver such additional documents and instruments, to pass such by-laws and resolutions and to perform such additional acts as may be necessary or


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appropriate to effectuate, carry out and perform all the terms and provisions of this agreement and to fully and effectively implement all such transactions.


1.09 COUNTERPARTS

     This agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.


     IN WITNESS WHEREOF the parties hereto have signed this agreement as of the date first hereinabove mentioned.


2927977 CANADA INC.                     GROSS-TEITELBAUM
                                        HOLDINGS INC.


Per:                                    Per:
     -------------------------               --------------------------



SUZY SHIER INC.                         LOS ANGELES EXPRESS
                                        FASHIONS INC.


Per:                                    Per:
     -------------------------               --------------------------


                                        SUZY SHIER LIMITED


                                        Per:
--------------------------------               --------------------------
Maryse Bertrand, in her capacity as
trustee


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                                  SCHEDULE "A"
                                  ------------


                                        NUMBER OF SHARES OF CLASS B COMMON
NAME OF SHAREHOLDER                         STOCK BENEFICIALLY OWNED
-------------------                         ------------------------
2927977 Canada Inc.                                1,962,346
Gross-Teitelbaum Holdings Inc.                       378,227
Suzy Shier Inc.                                    1,500,000
Los Angeles Express Fashions Inc.
                                                   1,500,000